Exhibit 99.1

INVESTOR RELATIONS: Caroline Rodda 212.810.3442	MEDIA RELATIONS: Ed Sweeney 646.231.0268

BlackRock Reports Second Quarter 2024 Diluted EPS of $9.99, or $10.36 as adjusted
New York, July 15, 2024 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three and six months ended June 30, 2024.

Previously announced agreement to acquire Preqin represents next step in the transformation of BlackRock private markets capabilities by delivering integrated investments, technology, and data for the whole portfolio

$139 billion of first half total net inflows reflect continued strength of broad-based platform, including record start to year for BlackRock ETFs

$82 billion of quarterly total net inflows positive across product types

$10.6 trillion in AUM, up $1.2 trillion year-over-year, driven by consistent organic growth and positive market movements

8% increase in revenue year-over-year, primarily driven by the positive impact of markets on average AUM, organic base fee growth, and higher performance fees and technology services revenue

11% increase in operating income year-over-year (12% as adjusted)

10% increase in diluted EPS year-over-year (12% as adjusted)

$500 million of share repurchases in the current quarter

Laurence D. Fink, Chairman and CEO:

“BlackRock is executing on the broadest opportunity set we’ve seen in years, including in private markets, Aladdin, and whole portfolio solutions across both ETFs and active. At the same time, we are opening up meaningful new growth markets for our clients and shareholders with our planned acquisitions of Global Infrastructure Partners and Preqin.

“BlackRock generated nearly $140 billion of total net inflows in the first half of 2024, including $82 billion in the second quarter resulting in 3% organic base fee growth. Organic growth was driven by private markets, retail active fixed income, and surging flows into our ETFs, which had their best start to a year on record. We are delivering growth with scale, reflected in a 12% increase to operating income and 160 basis points of margin expansion.

“BlackRock has longstanding relationships with corporates and governments around the world as a long-term investor in public equity and debt. These relationships differentiate BlackRock as a capital partner in private markets, driving unique deal flow for clients. We have strong sourcing capabilities, and we are transforming our private markets platform to bring even more benefits of scale and technology to our clients. We are on pace to close our planned acquisition of Global Infrastructure Partners in the third quarter of 2024, which is expected to double private markets base fees and add approximately $100 billion of infrastructure AUM. And just a few weeks ago, we announced our agreement to acquire Preqin, a leading private markets data provider.

“BlackRock is defining a unique, integrated approach to private markets - spanning investment, technology workflows and data. We believe this will deepen our relationships with clients, and deliver value for our shareholders through premium, diversified organic revenue growth.

“Clients have always been at the center of our strategy. We will continue to innovate and evolve to deliver the outcomes and performance they need. We believe our momentum with clients will only accelerate from here, driving differentiated growth for our shareholders.”

FINANCIAL RESULTS			NET FLOW HIGHLIGHTS(1)
	Q2	Q2		Q2	YTD
(in millions, except per share data)	2024	2023	(in billions)	2024	2024
AUM	$10,645,721	$9,425,212	Long-term net flows:	$51	$128
% change	13%
Average AUM	$10,457,851	$9,187,240	By region:
% change	14%		Americas	$31	$89
Total net flows	$81,565	$80,162	EMEA	36	56
			APAC	(16)	(17)
GAAP basis:
Revenue	$4,805	$4,463	By client type:
% change	8%
Operating income	$1,800	$1,615	Retail:	$6	$13
% change	11%		US	2	9
Operating margin	37.5%	36.2%	International	4	4
Net income(1)	$1,495	$1,366
% change	9%		ETFs:	$83	$150
Diluted EPS	$9.99	$9.06	Core equity	32	69
% change	10%		Strategic	37	51
Weighted-average diluted shares	149.7	150.7	Precision	14	30
% change	(1)%
			Institutional:	$(37)	$(35)
As Adjusted(2):			Active	(2)	13
Operating income	$1,881	$1,675	Index	(35)	(48)
% change	12%
Operating margin	44.1%	42.5%
Net income(1)	$1,550	$1,399	Cash management net flows	$30	$11
% change	11%
Diluted EPS	$10.36	$9.28
% change	12%		Total net flows	$82	$139
_________________________			_________________________

(1)   Net income represents net income attributable to BlackRock, Inc.
(2)   See pages 11 through 13 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

			(1) Totals may not add due to rounding.

BUSINESS RESULTS

					Q2 2024
			Q2 2024		Base fees(1)
			Base fees(1)	June 30, 2024	and securities
	Q2 2024	June 30, 2024	and securities	AUM	lending revenue
(in millions), (unaudited)	Net flows	AUM	lending revenue	% of Total	% of Total
RESULTS BY CLIENT TYPE
Retail	$5,695	$992,152	$1,053	9%	27%
ETFs	83,141	3,855,774	1,635	37%	43%
Institutional:
Active	(2,059)	1,968,232	710	18%	18%
Index	(35,411)	3,051,521	230	29%	6%
Total institutional	(37,470)	5,019,753	940	47%	24%
Long-term	51,366	9,867,679	3,628	93%	94%
Cash management	30,199	778,042	247	7%	6%
Total	$81,565	$10,645,721	$3,875	100%	100%

RESULTS BY INVESTMENT STYLE
Active	$(3,606)	$2,703,506	$1,706	25%	44%
Index and ETFs	54,972	7,164,173	1,922	68%	50%
Long-term	51,366	9,867,679	3,628	93%	94%
Cash management	30,199	778,042	247	7%	6%
Total	$81,565	$10,645,721	$3,875	100%	100%

RESULTS BY PRODUCT TYPE
Equity	$6,438	$5,827,135	$1,979	55%	51%
Fixed income	35,409	2,815,884	895	26%	23%
Multi-asset	4,460	921,412	313	9%	8%
Alternatives:
Illiquid alternatives	1,987	137,868	241	1%	6%
Liquid alternatives	(1,009)	75,483	141	1%	4%
Currency and commodities	4,081	89,897	59	1%	2%
Total alternatives	5,059	303,248	441	3%	12%
Long-term	51,366	9,867,679	3,628	93%	94%
Cash management	30,199	778,042	247	7%	6%
Total	$81,565	$10,645,721	$3,875	100%	100%

(1)
Base fees include investment advisory and administration fees.

INVESTMENT PERFORMANCE AT June 30, 2024(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	76%	79%	85%
Tax-exempt	62%	65%	54%
Index AUM within or above applicable tolerance	95%	100%	99%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	56%	44%	78%
Systematic	96%	89%	93%
Index AUM within or above applicable tolerance	98%	100%	100%

(1)
Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 15 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Martin S. Small, will host a teleconference call for investors and analysts on Monday, July 15, 2024 at 7:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (313) 209-4906, or from outside the United States, (866) 400-0049, shortly before 7:30 a.m. and reference the BlackRock Conference Call (ID Number 8861191). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

The webcast will be available for replay by 10:30 a.m. (Eastern Time) on Monday, July 15, 2024. To access the replay of the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	June 30,				March 31,
	2024	2023	Change		2024	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$3,721	$3,427	$294		$3,627	$94
Securities lending revenue	154	184	(30)		151	3
Total investment advisory, administration fees and securities lending revenue	3,875	3,611	264		3,778	97
Investment advisory performance fees	164	118	46		204	(40)
Technology services revenue	395	359	36		377	18
Distribution fees	318	319	(1)		310	8
Advisory and other revenue	53	56	(3)		59	(6)
Total revenue	4,805	4,463	342		4,728	77

Expense
Employee compensation and benefits	1,503	1,429	74		1,580	(77)
Sales, asset and account expense:
Distribution and servicing costs	539	518	21		518	21
Direct fund expense	358	344	14		338	20
Sub-advisory and other	32	27	5		32	-
Total sales, asset and account expense	929	889	40		888	41
General and administration expense	534	493	41		529	5
Amortization of intangible assets	39	37	2		38	1
Total expense	3,005	2,848	157		3,035	(30)

Operating income	1,800	1,615	185		1,693	107

Nonoperating income (expense)
Net gain (loss) on investments	162	231	(69)		171	(9)
Interest and dividend income	178	89	89		141	37
Interest expense	(126)	(69)	(57)		(92)	(34)
Total nonoperating income (expense)	214	251	(37)		220	(6)

Income before income taxes	2,014	1,866	148		1,913	101
Income tax expense	477	443	34		290	187
Net income	1,537	1,423	114		1,623	(86)
Less:
Net income (loss) attributable to noncontrolling interests	42	57	(15)		50	(8)
Net income attributable to BlackRock, Inc.	$1,495	$1,366	$129		$1,573	$(78)

Weighted-average common shares outstanding
Basic	148.4	149.6	(1.2)		148.7	(0.2)
Diluted	149.7	150.7	(1.1)		150.1	(0.5)
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$10.07	$9.13	$0.94		$10.58	$(0.51)
Diluted	$9.99	$9.06	$0.93		$10.48	$(0.49)
Cash dividends declared and paid per share	$5.10	$5.00	$0.10		$5.10	$-

Supplemental information:

AUM (end of period)	$10,645,721	$9,425,212	$1,220,509		$10,472,500	$173,221
Shares outstanding (end of period)	148.2	149.4	(1.2)		148.8	(0.6)
GAAP:
Operating margin	37.5%	36.2%	130	bps	35.8%	170	bps
Effective tax rate	24.2%	24.5%	(30)	bps	15.6%	860	bps
As adjusted:
Operating income (1)	$1,881	$1,675	$206		$1,775	$106
Operating margin (1)	44.1%	42.5%	160	bps	42.2%	190	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$165	$178	$(13)		$139	$26
Net income attributable to BlackRock, Inc. (3)	$1,550	$1,399	$151		$1,473	$77
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$10.36	$9.28	$1.08		$9.81	$0.55
Effective tax rate	24.2%	24.5%	(30)	bps	23.0%	120	bps

See pages 11 through 13 for the reconciliation to accounting principles generally accepted in the United States ("GAAP") and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items. Beginning in the first quarter of 2024, BlackRock, Inc. updated the presentation of the Company’s expense line items within the condensed consolidated statements of income by including a new “sales, asset, and account expense” income statement caption. Such expense line items have been recast for 2023 to conform to this new presentation. For a recast of 2023 expense line items, see page 12 of Exhibit 99.1 to the Current Report on Form 8-K furnished on April 12, 2024.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

	Six Months Ended
	June 30,
	2024	2023	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$7,348	$6,762	$586
Securities lending revenue	305	351	(46)
Total investment advisory, administration fees and securities lending revenue	7,653	7,113	540
Investment advisory performance fees	368	173	195
Technology services revenue	772	699	73
Distribution fees	628	638	(10)
Advisory and other revenue	112	83	29
Total revenue	9,533	8,706	827

Expense
Employee compensation and benefits	3,083	2,856	227
Sales, asset and account expense:
Distribution and servicing costs	1,057	1,023	34
Direct fund expense	696	659	37
Sub-advisory and other	64	53	11
Total sales, asset and account expense	1,817	1,735	82
General and administration expense	1,063	988	75
Amortization of intangible assets	77	74	3
Total expense	6,040	5,653	387

Operating income	3,493	3,053	440

Nonoperating income (expense)
Net gain (loss) on investments	333	320	13
Interest and dividend income	319	175	144
Interest expense	(218)	(128)	(90)
Total nonoperating income (expense)	434	367	67

Income before income taxes	3,927	3,420	507
Income tax expense	767	828	(61)
Net income	3,160	2,592	568
Less:
Net income (loss) attributable to noncontrolling interests	92	69	23
Net income attributable to BlackRock, Inc.	$3,068	$2,523	$545

Weighted-average common shares outstanding
Basic	148.6	149.8	(1.2)
Diluted	149.9	151.0	(1.2)
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$20.65	$16.85	$3.80
Diluted	$20.47	$16.70	$3.77
Cash dividends declared and paid per share	$10.20	$10.00	$0.20

Supplemental information:

AUM (end of period)	$10,645,721	$9,425,212	$1,220,509
Shares outstanding (end of period)	148.2	149.4	(1.2)
GAAP:
Operating margin	36.6%	35.1%	150	bps
Effective tax rate	20.0%	24.7%	(470)	bps
As adjusted:
Operating income (1)	$3,656	$3,186	$470
Operating margin (1)	43.1%	41.5%	160	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$304	$265	$39
Net income attributable to BlackRock, Inc. (3)	$3,023	$2,599	$424
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$20.17	$17.21	$2.96
Effective tax rate	23.7%	24.7%	(100)	bps

See pages 11 through 13 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items. Beginning in the first quarter of 2024, BlackRock, Inc. updated the presentation of the Company’s expense line items within the condensed consolidated statements of income by including a new “sales, asset, and account expense” income statement caption. Such expense line items have been recast for 2023 to conform to this new presentation. For a recast of 2023 expense line items, see page 12 of Exhibit 99.1 to the Current Report on Form 8-K furnished on April 12, 2024.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	March 31,	inflows		Market		June 30,
	2024	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Retail:
Equity	$471,438	$6,089	$4,074	$9,206	$(380)	$490,427	$475,607
Fixed income	315,004	1,932	-	(669)	(2,635)	313,632	313,550
Multi-asset	146,182	(1,443)	-	3,123	(143)	147,719	145,525
Alternatives	41,361	(883)	-	(68)	(36)	40,374	40,847
Retail subtotal	973,985	5,695	4,074	11,592	(3,194)	992,152	975,529
ETFs:
Equity	2,752,776	44,453	-	37,009	(3,970)	2,830,268	2,749,800
Fixed income	904,755	34,488	-	(7,060)	(966)	931,217	910,137
Multi-asset	9,043	86	-	107	(32)	9,204	9,006
Alternatives	79,068	4,114	-	1,913	(10)	85,085	82,768
ETFs subtotal	3,745,642	83,141	-	31,969	(4,978)	3,855,774	3,751,711
Institutional:
Active:
Equity	203,042	382	-	5,349	(596)	208,177	203,525
Fixed income	836,798	(10,133)	-	(437)	(2,512)	823,716	831,926
Multi-asset	748,017	5,889	-	8,389	(1,101)	761,194	746,394
Alternatives	173,519	1,803	-	(13)	(164)	175,145	173,709
Active subtotal	1,961,376	(2,059)	-	13,288	(4,373)	1,968,232	1,955,554
Index:
Equity	2,290,596	(44,486)	-	63,173	(11,020)	2,298,263	2,265,395
Fixed income	749,188	9,122	-	395	(11,386)	747,319	740,968
Multi-asset	3,355	(72)	-	32	(20)	3,295	3,647
Alternatives	2,576	25	-	65	(22)	2,644	2,677
Index subtotal	3,045,715	(35,411)	-	63,665	(22,448)	3,051,521	3,012,687
Institutional subtotal	5,007,091	(37,470)	-	76,953	(26,821)	5,019,753	4,968,241
Long-term	9,726,718	51,366	4,074	120,514	(34,993)	9,867,679	9,695,481
Cash management	745,782	30,199	-	2,513	(452)	778,042	762,370
Total	$10,472,500	$81,565	$4,074	$123,027	$(35,445)	$10,645,721	$10,457,851
Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	March 31,	inflows		Market		June 30,
	2024	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Active:
Equity	$455,665	$(421)	$4,074	$8,160	$(960)	$466,518	$456,842
Fixed income	1,127,206	(8,543)	-	(948)	(5,137)	1,112,578	1,120,880
Multi-asset	894,186	4,440	-	11,515	(1,244)	908,897	891,905
Alternatives	214,876	918	-	(81)	(200)	215,513	214,554
Active subtotal	2,691,933	(3,606)	4,074	18,646	(7,541)	2,703,506	2,684,181
Index and ETFs:
ETFs:
Equity	2,752,776	44,453	-	37,009	(3,970)	2,830,268	2,749,800
Fixed income	904,755	34,488	-	(7,060)	(966)	931,217	910,137
Multi-asset	9,043	86	-	107	(32)	9,204	9,006
Alternatives	79,068	4,114	-	1,913	(10)	85,085	82,768
ETFs subtotal	3,745,642	83,141	-	31,969	(4,978)	3,855,774	3,751,711
Non-ETF index:
Equity	2,509,411	(37,594)	-	69,568	(11,036)	2,530,349	2,487,685
Fixed income	773,784	9,464	-	237	(11,396)	772,089	765,564
Multi-asset	3,368	(66)	-	29	(20)	3,311	3,661
Alternatives	2,580	27	-	65	(22)	2,650	2,679
Non-ETF index subtotal	3,289,143	(28,169)	-	69,899	(22,474)	3,308,399	3,259,589
Index and ETFs subtotal	7,034,785	54,972	-	101,868	(27,452)	7,164,173	7,011,300
Long-term	$9,726,718	$51,366	$4,074	$120,514	$(34,993)	$9,867,679	$9,695,481
Current Quarter Component Changes by Product Type (Long-Term)
		Net
	March 31,	inflows		Market		June 30,
	2024	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Equity	$5,717,852	$6,438	$4,074	$114,737	$(15,966)	$5,827,135	$5,694,327
Fixed income	2,805,745	35,409	-	(7,771)	(17,499)	2,815,884	2,796,581
Multi-asset	906,597	4,460	-	11,651	(1,296)	921,412	904,572
Alternatives:
Illiquid alternatives	137,254	1,987	-	(1,151)	(222)	137,868	137,285
Liquid alternatives	75,365	(1,009)	-	1,046	81	75,483	75,105
Currency and commodities(4)	83,905	4,081	-	2,002	(91)	89,897	87,611
Alternatives subtotal	296,524	5,059	-	1,897	(232)	303,248	300,001
Long-term	$9,726,718	$51,366	$4,074	$120,514	$(34,993)	$9,867,679	$9,695,481

(1)
Amounts include AUM attributable to the acquisition of SpiderRock Advisors, LLC in May 2024 (the "SpiderRock Transaction").
(2)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(4)
Amounts include commodity ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-to-Date Component Changes by Client Type and Product Type
		Net
	December 31,	inflows		Market		June 30,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Retail:
Equity	$435,734	$10,177	$4,074	$42,461	$(2,019)	$490,427	$461,772
Fixed income	312,799	4,799	-	(821)	(3,145)	313,632	313,187
Multi-asset	139,537	(599)	-	9,119	(338)	147,719	143,318
Alternatives	41,627	(1,522)	-	440	(171)	40,374	41,070
Retail subtotal	929,697	12,855	4,074	51,199	(5,673)	992,152	959,347
ETFs:
Equity	2,532,631	81,208	-	228,188	(11,759)	2,830,268	2,673,622
Fixed income	898,403	52,696	-	(15,775)	(4,107)	931,217	905,827
Multi-asset	9,140	(359)	-	522	(99)	9,204	8,938
Alternatives	59,125	16,837	-	9,194	(71)	85,085	73,982
ETFs subtotal	3,499,299	150,382	-	222,129	(16,036)	3,855,774	3,662,369
Institutional:
Active:
Equity	186,688	3,688	-	20,270	(2,469)	208,177	197,348
Fixed income	836,823	(4,839)	-	(1,515)	(6,753)	823,716	831,852
Multi-asset	717,182	12,177	-	38,069	(6,234)	761,194	734,758
Alternatives	171,980	1,600	-	2,739	(1,174)	175,145	173,057
Active subtotal	1,912,673	12,626	-	59,563	(16,630)	1,968,232	1,937,015
Index:
Equity	2,138,291	(70,214)	-	264,784	(34,598)	2,298,263	2,226,681
Fixed income	756,001	24,488	-	(3,457)	(29,713)	747,319	742,521
Multi-asset	4,945	(1,662)	-	76	(64)	3,295	4,005
Alternatives	3,252	(696)	-	136	(48)	2,644	2,880
Index subtotal	2,902,489	(48,084)	-	261,539	(64,423)	3,051,521	2,976,087
Institutional subtotal	4,815,162	(35,458)	-	321,102	(81,053)	5,019,753	4,913,102
Long-term	9,244,158	127,779	4,074	594,430	(102,762)	9,867,679	9,534,818
Cash management	764,837	10,975	-	4,992	(2,762)	778,042	760,551
Total	$10,008,995	$138,754	$4,074	$599,422	$(105,524)	$10,645,721	$10,295,369
Year-to-Date Component Changes by Investment Style and Product Type (Long-Term)
		Net
	December 31,	inflows		Market		June 30,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Active:
Equity	$427,448	$(1,009)	$4,074	$39,760	$(3,755)	$466,518	$445,825
Fixed income	1,123,422	649	-	(1,914)	(9,579)	1,112,578	1,120,116
Multi-asset	856,705	11,572	-	47,192	(6,572)	908,897	878,063
Alternatives	213,603	76	-	3,179	(1,345)	215,513	214,125
Active subtotal	2,621,178	11,288	4,074	88,217	(21,251)	2,703,506	2,658,129
Index and ETFs:
ETFs:
Equity	2,532,631	81,208	-	228,188	(11,759)	2,830,268	2,673,622
Fixed income	898,403	52,696	-	(15,775)	(4,107)	931,217	905,827
Multi-asset	9,140	(359)	-	522	(99)	9,204	8,938
Alternatives	59,125	16,837	-	9,194	(71)	85,085	73,982
ETFs subtotal	3,499,299	150,382	-	222,129	(16,036)	3,855,774	3,662,369
Non-ETF index:
Equity	2,333,265	(55,340)	-	287,755	(35,331)	2,530,349	2,439,976
Fixed income	782,201	23,799	-	(3,879)	(30,032)	772,089	767,444
Multi-asset	4,959	(1,656)	-	72	(64)	3,311	4,018
Alternatives	3,256	(694)	-	136	(48)	2,650	2,882
Non-ETF index subtotal	3,123,681	(33,891)	-	284,084	(65,475)	3,308,399	3,214,320
Index and ETFs subtotal	6,622,980	116,491	-	506,213	(81,511)	7,164,173	6,876,689
Long-term	$9,244,158	$127,779	$4,074	$594,430	$(102,762)	$9,867,679	$9,534,818
Year-to-Date Component Changes by Product Type (Long-Term)
		Net
	December 31,	inflows		Market		June 30,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Equity	$5,293,344	$24,859	$4,074	$555,703	$(50,845)	$5,827,135	$5,559,423
Fixed income	2,804,026	77,144	-	(21,568)	(43,718)	2,815,884	2,793,387
Multi-asset	870,804	9,557	-	47,786	(6,735)	921,412	891,019
Alternatives:
Illiquid alternatives	136,909	3,200	-	(1,281)	(960)	137,868	136,909
Liquid alternatives	74,233	(2,923)	-	4,420	(247)	75,483	74,964
Currency and commodities(4)	64,842	15,942	-	9,370	(257)	89,897	79,116
Alternatives subtotal	275,984	16,219	-	12,509	(1,464)	303,248	290,989
Long-term	$9,244,158	$127,779	$4,074	$594,430	$(102,762)	$9,867,679	$9,534,818

(1)
Amounts include AUM attributable to the SpiderRock Transaction.
(2)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing seven months.
(4)
Amounts include commodity ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	June 30,	inflows		Market		June 30,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Retail:
Equity	$415,475	$8,992	$4,074	$63,294	$(1,408)	$490,427	$437,381
Fixed income	309,449	(2,454)	-	8,947	(2,310)	313,632	309,375
Multi-asset	133,546	(237)	-	14,671	(261)	147,719	138,005
Alternatives	45,160	(5,990)	-	1,311	(107)	40,374	42,135
Retail subtotal	903,630	311	4,074	88,223	(4,086)	992,152	926,896
ETFs:
Equity	2,309,054	158,646	-	371,082	(8,514)	2,830,268	2,504,113
Fixed income	837,759	96,399	-	(378)	(2,563)	931,217	875,036
Multi-asset	7,892	546	-	851	(85)	9,204	8,485
Alternatives	61,227	11,033	-	12,856	(31)	85,085	67,769
ETFs subtotal	3,215,932	266,624	-	384,411	(11,193)	3,855,774	3,455,403
Institutional:
Active:
Equity	178,057	509	-	31,362	(1,751)	208,177	186,986
Fixed income	807,167	(11,177)	-	32,711	(4,985)	823,716	812,784
Multi-asset	664,069	24,325	-	77,035	(4,235)	761,194	700,837
Alternatives	163,426	5,149	2,177	4,967	(574)	175,145	170,064
Active subtotal	1,812,719	18,806	2,177	146,075	(11,545)	1,968,232	1,870,671
Index:
Equity	2,058,758	(143,670)	-	407,810	(24,635)	2,298,263	2,126,429
Fixed income	714,476	39,767	-	16,379	(23,303)	747,319	725,884
Multi-asset	6,420	(3,331)	-	272	(66)	3,295	4,689
Alternatives	3,136	(668)	-	214	(38)	2,644	3,078
Index subtotal	2,782,790	(107,902)	-	424,675	(48,042)	3,051,521	2,860,080
Institutional subtotal	4,595,509	(89,096)	2,177	570,750	(59,587)	5,019,753	4,730,751
Long-term	8,715,071	177,839	6,251	1,043,384	(74,866)	9,867,679	9,113,050
Cash management	710,141	59,130	-	10,020	(1,249)	778,042	739,555
Total	$9,425,212	$236,969	$6,251	$1,053,404	$(76,115)	$10,645,721	$9,852,605
Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)
		Net
	June 30,	inflows		Market		June 30,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Active:
Equity	$418,663	$(12,958)	$4,074	$59,442	$(2,703)	$466,518	$428,415
Fixed income	1,091,544	(12,492)	-	40,658	(7,132)	1,112,578	1,096,979
Multi-asset	797,605	24,079	-	91,709	(4,496)	908,897	838,830
Alternatives	208,584	(843)	2,177	6,276	(681)	215,513	212,197
Active subtotal	2,516,396	(2,214)	6,251	198,085	(15,012)	2,703,506	2,576,421
Index and ETFs:
ETFs:
Equity	2,309,054	158,646	-	371,082	(8,514)	2,830,268	2,504,113
Fixed income	837,759	96,399	-	(378)	(2,563)	931,217	875,036
Multi-asset	7,892	546	-	851	(85)	9,204	8,485
Alternatives	61,227	11,033	-	12,856	(31)	85,085	67,769
ETFs subtotal	3,215,932	266,624	-	384,411	(11,193)	3,855,774	3,455,403
Non-ETF index:
Equity	2,233,627	(121,211)	-	443,024	(25,091)	2,530,349	2,322,381
Fixed income	739,548	38,628	-	17,379	(23,466)	772,089	751,064
Multi-asset	6,430	(3,322)	-	269	(66)	3,311	4,701
Alternatives	3,138	(666)	-	216	(38)	2,650	3,080
Non-ETF index subtotal	2,982,743	(86,571)	-	460,888	(48,661)	3,308,399	3,081,226
Index and ETFs subtotal	6,198,675	180,053	-	845,299	(59,854)	7,164,173	6,536,629
Long-term	$8,715,071	$177,839	$6,251	$1,043,384	$(74,866)	$9,867,679	$9,113,050
Year-over-Year Component Changes by Product Type (Long-Term)
		Net
	June 30,	inflows		Market		June 30,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Equity	$4,961,344	$24,477	$4,074	$873,548	$(36,308)	$5,827,135	$5,254,909
Fixed income	2,668,851	122,535	-	57,659	(33,161)	2,815,884	2,723,079
Multi-asset	811,927	21,303	-	92,829	(4,647)	921,412	852,016
Alternatives:
Illiquid alternatives	127,678	9,384	2,177	(881)	(490)	137,868	134,398
Liquid alternatives	78,056	(9,684)	-	7,191	(80)	75,483	75,331
Currency and commodities(4)	67,215	9,824	-	13,038	(180)	89,897	73,317
Alternatives subtotal	272,949	9,524	2,177	19,348	(750)	303,248	283,046
Long-term	$8,715,071	$177,839	$6,251	$1,043,384	$(74,866)	$9,867,679	$9,113,050

(1)
Amounts include AUM attributable to the SpiderRock Transaction and the acquisition of Kreos Capital in August 2023.
(2)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)
Amounts include commodity ETFs.

SUMMARY OF REVENUE

	Three Months			Three Months		Six Months
	Ended			Ended		Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$539	$506	$33	$516	$23	$1,055	$1,006	$49
ETFs	1,250	1,102	148	1,190	60	2,440	2,180	260
Non-ETF index	190	197	(7)	187	3	377	374	3
Equity subtotal	1,979	1,805	174	1,893	86	3,872	3,560	312
Fixed income:
Active	481	482	(1)	484	(3)	965	950	15
ETFs	326	309	17	327	(1)	653	604	49
Non-ETF index	88	88	-	92	(4)	180	175	5
Fixed income subtotal	895	879	16	903	(8)	1,798	1,729	69
Multi-asset	313	300	13	314	(1)	627	596	31
Alternatives:
Illiquid alternatives	241	206	35	240	1	481	407	74
Liquid alternatives	141	146	(5)	138	3	279	291	(12)
Currency and commodities	59	49	10	45	14	104	95	9
Alternatives subtotal	441	401	40	423	18	864	793	71
Long-term	3,628	3,385	243	3,533	95	7,161	6,678	483
Cash management	247	226	21	245	2	492	435	57
Total investment advisory, administration fees and securities lending revenue	3,875	3,611	264	3,778	97	7,653	7,113	540
Investment advisory performance fees:
Equity	28	15	13	8	20	36	21	15
Fixed income	5	-	5	4	1	9	1	8
Multi-asset	11	3	8	2	9	13	18	(5)
Alternatives:
Illiquid alternatives	68	79	(11)	125	(57)	193	100	93
Liquid alternatives	52	21	31	65	(13)	117	33	84
Alternatives subtotal	120	100	20	190	(70)	310	133	177
Total investment advisory performance fees	164	118	46	204	(40)	368	173	195
Technology services revenue	395	359	36	377	18	772	699	73
Distribution fees	318	319	(1)	310	8	628	638	(10)
Advisory and other revenue:
Advisory	11	31	(20)	13	(2)	24	45	(21)
Other	42	25	17	46	(4)	88	38	50
Total advisory and other revenue	53	56	(3)	59	(6)	112	83	29
Total revenue	$4,805	$4,463	$342	$4,728	$77	$9,533	$8,706	$827

Highlights

•
Investment advisory, administration fees and securities lending revenue increased $264 million from the second quarter of 2023 and $97 million from the first quarter of 2024, primarily driven by positive organic base fee growth and the impact of market beta on average AUM.

Securities lending revenue of $154 million decreased from $184 million in the second quarter of 2023, primarily reflecting lower spreads.

•
Performance fees increased $46 million from the second quarter of 2023, primarily reflecting higher revenue from liquid alternatives and long-only products, partially offset by lower revenue from illiquid alternatives.

Performance fees decreased $40 million from the first quarter of 2024, reflecting lower revenue from illiquid and liquid alternative products, partially offset by higher revenue from long-only products.

•
Technology services revenue increased $36 million from the second quarter of 2023 and $18 million from the first quarter of 2024, reflecting sustained demand for Aladdin technology offerings. Technology services annual contract value (“ACV”)(1) increased 10% from the second quarter of 2023.

(1)
See note (4) to the condensed consolidated statements of income and supplemental information on page 13 for more information on ACV.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months		Six Months
	Ended			Ended		Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Operating expense
Employee compensation and benefits	$1,503	$1,429	$74	$1,580	$(77)	$3,083	$2,856	$227
Sales, asset and account expense(1):
Distribution and servicing costs	539	518	21	518	21	1,057	1,023	34
Direct fund expense	358	344	14	338	20	696	659	37
Sub-advisory and other	32	27	5	32	-	64	53	11
Total sales, asset and account expense	929	889	40	888	41	1,817	1,735	82
General and administration expense:
Marketing and promotional	76	74	2	82	(6)	158	148	10
Occupancy and office related	102	100	2	101	1	203	210	(7)
Portfolio services	63	69	(6)	66	(3)	129	137	(8)
Technology	157	141	16	160	(3)	317	276	41
Professional services	64	35	29	58	6	122	77	45
Communications	9	12	(3)	10	(1)	19	24	(5)
Foreign exchange remeasurement	2	2	-	2	-	4	1	3
Contingent consideration fair value adjustments	1	1	-	(7)	8	(6)	1	(7)
Other general and administration	60	59	1	57	3	117	114	3
Total general and administration expense	534	493	41	529	5	1,063	988	75
Amortization of intangible assets	39	37	2	38	1	77	74	3
Total operating expense	$3,005	$2,848	$157	$3,035	$(30)	$6,040	$5,653	$387

(1)
Beginning in the first quarter of 2024, BlackRock, Inc. updated the presentation of the Company’s expense line items within the consolidated statements of income by including a new “sales, asset, and account expense” income statement caption. Such expense line items have been recast for 2023 to conform to this new presentation. For a recast of 2023 expense line items, see page 12 of Exhibit 99.1 to the Current Report on Form 8-K furnished on April 12, 2024.

Highlights

•
Employee compensation and benefits expense increased $74 million from the second quarter of 2023, reflecting higher incentive compensation, primarily as a result of higher operating income and performance fees.

Employee compensation and benefits expense decreased $77 million from the first quarter of 2024, reflecting lower incentive compensation driven by lower performance fees and higher seasonal payroll taxes in the prior quarter, partially offset by the impact of higher operating income.

•
Sales, asset and account expense increased $40 million from the second quarter of 2023 and $41 million from the first quarter of 2024, driven by higher distribution and servicing costs and direct fund expense, primarily reflecting higher average AUM.
•
General and administration expense increased $41 million from the second quarter of 2023, primarily due to higher professional services expense, including higher acquisition-related transaction costs, and higher technology expense in the current quarter.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests

	Three Months			Three Months		Six Months
	Ended			Ended		Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Nonoperating income (expense), GAAP basis	$214	$251	$(37)	$220	$(6)	$434	$367	$67
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	42	57	(15)	50	(8)	92	69	23
Nonoperating income (expense), net of NCI	172	194	(22)	170	2	342	298	44
Less: Hedge gain (loss) on deferred cash compensation plans(1)	7	16	(9)	31	(24)	38	33	5
Nonoperating income (expense), net of NCI, as adjusted(2)	$165	$178	$(13)	$139	$26	$304	$265	$39

	Three Months			Three Months		Six Months
	Ended			Ended		Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Net gain (loss) on investments, net of NCI
Private equity	$15	$151	$(136)	$8	$7	$23	$190	$(167)
Real assets	9	2	7	(3)	12	6	8	(2)
Other alternatives(3)	10	4	6	14	(4)	24	10	14
Other investments(4)	34	(7)	41	31	3	65	5	60
Hedge gain (loss) on deferred cash compensation plans(1)	7	16	(9)	31	(24)	38	33	5
Subtotal	75	166	(91)	81	(6)	156	246	(90)
Other income/gain (expense/loss)(5)	45	8	37	40	5	85	5	80
Total net gain (loss) on investments, net of NCI	120	174	(54)	121	(1)	241	251	(10)
Interest and dividend income	178	89	89	141	37	319	175	144
Interest expense	(126)	(69)	(57)	(92)	(34)	(218)	(128)	(90)
Net interest income (expense)	52	20	32	49	3	101	47	54
Nonoperating income (expense), net of NCI	172	194	(22)	170	2	342	298	44
Less: Hedge gain (loss) on deferred cash compensation plans(1)	7	16	(9)	31	(24)	38	33	5
Nonoperating income (expense), net of NCI, as adjusted(2)	$165	$178	$(13)	$139	$26	$304	$265	$39

(1)
Amounts relate to the gains (losses) from economically hedging certain BlackRock deferred cash compensation plans.
(2)
Management believes nonoperating income (expense), net of NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on as adjusted items and the reconciliation to GAAP, see notes to the condensed consolidated statements of income and supplemental information on pages 11 through 13.
(3)
Amounts primarily include net gains (losses) related to credit funds, direct hedge fund strategies and hedge fund solutions.
(4)
Amounts primarily include net gains (losses) related to BlackRock's seed investment portfolio, net of impact of certain hedges.
(5)
Amounts for the three and six months ended June 30, 2024, include earnings (losses) from certain equity method minority investments, which the Company recorded within nonoperating income (expense) beginning in the first quarter of 2024 and noncash pre-tax gains (losses) related to the revaluation of certain minority investments. In addition, amount for the three and six months ended June 30, 2024 includes a noncash pre-tax gain in connection with the SpiderRock Transaction of approximately $19 million.

summary of INCOME TAX EXPENSE

	Three Months			Three Months		Six Months
	Ended			Ended		Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Income tax expense	$477	$443	$34	$290	$187	$767	$828	$(61)
Effective tax rate	24.2%	24.5%	(30) bps	15.6%	860 bps	20.0%	24.7%	(470) bps

Highlights

•
First quarter 2024 income tax expense included a discrete tax benefit of $137 million recognized in connection with the reorganization and establishment of a more efficient global intellectual property and technology platform and corporate structure. This discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the intellectual property reorganization. In addition, first quarter 2024 income tax expense included $28 million of discrete tax benefits, including a benefit related to stock-based compensation awards that vested in the first quarter.

RECONCILIATION OF GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(in millions), (unaudited)	2024	2023	2024	2024	2023
Operating income, GAAP basis	$1,800	$1,615	$1,693	$3,493	$3,053
Non-GAAP expense adjustments:
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans (a)	9	12	27	36	32
Amortization of intangible assets (b)	39	37	38	77	74
Acquisition-related compensation costs (b)	19	4	2	21	9
Acquisition-related transaction costs (b)(1)	13	3	22	35	3
Contingent consideration fair value adjustments (b)	1	1	(7)	(6)	1
Lease costs - New York (c)	-	3	-	-	14
Operating income, as adjusted (1)	$1,881	$1,675	$1,775	$3,656	$3,186
Revenue, GAAP basis	$4,805	$4,463	$4,728	$9,533	$8,706
Non-GAAP adjustments:
Distribution fees	(318)	(319)	(310)	(628)	(638)
Investment advisory fees	(221)	(199)	(208)	(429)	(385)
Revenue used for operating margin measurement	$4,266	$3,945	$4,210	$8,476	$7,683
Operating margin, GAAP basis	37.5%	36.2%	35.8%	36.6%	35.1%
Operating margin, as adjusted (1)	44.1%	42.5%	42.2%	43.1%	41.5%

(1)
Amounts included within general and administration expense.

See note (1) to the condensed consolidated statements of income and supplemental information on pages 12 and 13 for more information on as adjusted items.

RECONCILIATION OF GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI, AS ADJUSTED
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(in millions), (unaudited)	2024	2023	2024	2024	2023
Nonoperating income (expense), GAAP basis	$214	$251	$220	$434	$367
Less: Net income (loss) attributable to NCI	42	57	50	92	69
Nonoperating income (expense), net of NCI	172	194	170	342	298
Less: Hedge gain (loss) on deferred cash compensation plans (a)	7	16	31	38	33
Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted (2)	$165	$178	$139	$304	$265

See notes (1) and (2) to the condensed consolidated statements of income and supplemental information on pages 12 and 13 for more information on as adjusted items.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(in millions, except per share data), (unaudited)	2024	2023	2024	2024	2023
Net income attributable to BlackRock, Inc., GAAP basis	$1,495	$1,366	$1,573	$3,068	$2,523
Non-GAAP adjustments(1):
Net impact of hedged deferred cash compensation plans (a)	2	(3)	(3)	(1)	(1)
Amortization of intangible assets (b)	29	28	28	57	56
Acquisition-related compensation costs (b)	13	3	2	15	7
Acquisition-related transaction costs (b)	10	2	15	25	2
Contingent consideration fair value adjustments (b)	1	1	(5)	(4)	1
Lease costs - New York (c)	-	2	-	-	11
Income tax matters	-	-	(137)	(137)	-
Net income attributable to BlackRock, Inc., as adjusted (3)	$1,550	$1,399	$1,473	$3,023	$2,599
Diluted weighted-average common shares outstanding	149.7	150.7	150.1	149.9	151.0
Diluted earnings per common share, GAAP basis	$9.99	$9.06	$10.48	$20.47	$16.70
Diluted earnings per common share, as adjusted (3)	$10.36	$9.28	$9.81	$20.17	$17.21

(1)
Non-GAAP adjustments, excluding income tax matters, are net of tax.

See note (3) to the condensed consolidated statements of income and supplemental information on page 13 for more information on as adjusted items.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with GAAP; however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow. Management reviews non-GAAP financial measures, in addition to GAAP financial measures, to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance comparability for the reporting periods presented. Non-GAAP financial measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Computations and reconciliations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance, to determine the long-term and annual compensation of the Company’s senior-level employees and to evaluate the Company’s relative performance against industry peers. Furthermore, this metric eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•
Operating income, as adjusted, includes the following non-GAAP expense adjustments:
(a)
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans. The Company excludes compensation expense related to the market valuation changes on certain deferred cash compensation plans, which the Company hedges economically. For these deferred cash compensation plans, the final value of the deferred amount to be distributed to employees in cash upon vesting is determined based on the returns on specified investment funds. The Company recognizes compensation expense for the appreciation (depreciation) of the deferred cash compensation liability in proportion to the vested amount of the award during a respective period, while the net gain (loss) to economically hedge these plans is immediately recognized in nonoperating income (expense), which creates a timing difference impacting net income. This timing difference will reverse and offset to zero over the life of the award at the end of the multi-year vesting period. Management believes excluding market valuation changes related to the deferred cash compensation plans in the calculation of operating income, as adjusted, provides useful disclosure to both management and investors of the Company’s financial performance over time as these amounts are economically hedged, while also increasing comparability with other companies.
(b)
Acquisition related costs. Acquisition related costs include adjustments related to amortization of intangible assets, other acquisition-related costs, including professional services expense and compensation costs for nonrecurring retention-related deferred compensation, and contingent consideration fair value adjustments incurred in connection with certain acquisitions. Management believes excluding the impact of these expenses when calculating operating income, as adjusted, provides a helpful indication of the Company’s financial performance over time, thereby providing helpful information for both management and investors while also increasing comparability with other companies.
(c)
Lease costs – New York. In 2023, the Company continued to recognize lease expense within general and administration expense for both its current headquarters located at 50 Hudson Yards in New York and prior headquarters until the Company's lease on its prior headquarters expired in April 2023. The Company began lease payments related to its current headquarters in May 2023, but began recording lease expense in August 2021 when it obtained access to the building to begin its tenant improvements. Prior to the Company’s move to its current headquarters in February 2023, the impact of lease costs related to 50 Hudson Yards was excluded from operating income, as adjusted. In February 2023, the Company completed the majority of its move to 50 Hudson Yards and no longer excluded the impact of these lease costs. Subsequently, from February 2023 through April 2023, the Company excluded the impact of lease costs related to the Company's prior headquarters. Management believes excluding the impact of these respective New York lease costs (“Lease costs – New York”) when calculating operating income, as adjusted, is useful to assess the Company’s financial performance and ongoing operations, and enhances comparability among periods presented.

•
Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted: Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods. Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, excludes the gain (loss) on the economic hedge of certain deferred cash compensation plans. As the gain (loss) on investments and derivatives used to hedge these compensation plans over time substantially offsets the compensation expense related to the market valuation changes on these deferred cash compensation plans, which is included in operating income, GAAP basis, management believes excluding the gain (loss) on the economic hedge of the deferred cash compensation plans when calculating nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure for both management and investors of BlackRock’s nonoperating results that impact book value.

(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

For each period presented, the non-GAAP adjustments were tax effected at the respective blended rates applicable to the adjustments. Amount for income tax matters in the first quarter of 2024 includes a discrete tax benefit of $137 million recognized in connection with the reorganization and establishment of a more efficient global intellectual property and technology platform and corporate structure. This discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the intellectual property reorganization.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted, divided by diluted weighted-average common shares outstanding.

(4) ACV: Management believes ACV is an effective metric for reviewing BlackRock’s technology services’ ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services revenue over time, as it is linked to the net new business in technology services. ACV represents forward-looking, annualized estimated value of the recurring subscription fees under client contracts, assuming all client contracts that come up for renewal are renewed, unless we have received a notice of termination, even though such notice may not be effective until a later date. ACV also includes the annualized estimated value of new sales, for existing and new clients, when we execute client contracts, even though the recurring fees may not be effective until a later date and excludes nonrecurring fees such as implementation and consulting fees.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and may contain information that is not purely historical in nature. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Such information may include, among other things, projections and forecasts. There is no guarantee that any forecasts made will come to pass. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of AUM; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) BlackRock’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of future acquisitions or divestitures, including the acquisitions of Preqin and Global Infrastructure Management, LLC (together, the “Transactions”); (7) BlackRock’s ability to integrate acquired businesses successfully, including the Transactions; (8) risks related to the Transactions, including the possibility that the Transactions do not close, the failure to satisfy the closing conditions, the possibility that expected synergies and value creation from either of the Transactions will not be realized, or will not be realized within the expected time period, and impacts to business and operational relationships related to disruptions from the Transactions; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (12) the failure to effectively manage the development and use of artificial intelligence; (13) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (14) the impact of legislative and regulatory actions and reforms, regulatory, supervisory or enforcement actions of government agencies and governmental scrutiny relating to BlackRock; (15) changes in law and policy and uncertainty pending any such changes; (16) any failure to effectively manage conflicts of interest; (17) damage to BlackRock’s reputation; (18) increasing focus from stakeholders regarding environmental, social and governance matters; (19) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside BlackRock’s control, including wars, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (20) climate-related risks to BlackRock's business, products, operations and clients; (21) the ability to attract, train and retain highly qualified and diverse professionals; (22) fluctuations in the carrying value of BlackRock’s economic investments; (23) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of the Company; (24) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (25) the failure by key third-party providers of BlackRock to fulfill their obligations to the Company; (26) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (27) any disruption to the operations of third parties whose functions are integral to BlackRock’s ETF platform; (28) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (29) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of June 30, 2024 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of May 31, 2024. The performance data does not include accounts terminated prior to June 30, 2024 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares® funds globally using an index strategy. AUM information is based on AUM available as of June 30, 2024 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.